EXHIBIT 99.1

Parker Drilling Reports 2016 Fourth Quarter Results

HOUSTON, February 15, 2017 - Parker Drilling Company (NYSE: PKD) today announced results for the fourth quarter ended December 31, 2016, including a reported net loss of $48.9 million, or a $0.39 loss per share, on revenues of $94.0 million.
The net loss includes a pre-tax $0.9 million expense related to executive departures and a $6.8 million non-cash valuation allowance taken primarily against UK deferred tax assets largely relating to fixed assets.  The valuation allowance accounted for $0.05 of the reported loss per share. While the deferred tax assets have been reserved on the Company's financial statements, they have not expired and remain available to offset future cash taxes. Excluding these items, the adjusted net loss was $41.3 million, or a $0.33 loss per share.
Fourth quarter Adjusted EBITDA was $5.2 million.
“Our fourth quarter results were in line with our expectations in the face of ongoing market challenges. We continue our efforts to maximize results and aggressively pursue opportunities across all of our business lines,” said Gary Rich, the Company’s Chairman, President and CEO.
“U.S. land activity drove improvements in our U.S. Rental Tools Tubular Goods Utilization Index. We also saw continued multi-well rig inquiries in the U.S. barge business. We executed a contract for an 11 well, or approximately six month, project for 1 barge rig that has mobilized to its first well location and have prospects for 2 to 3 additional contracts with anticipated start-ups late in the first quarter. Internationally, current activity levels remain low; however, we see increased rig tendering in many of our markets for work anticipated to begin in late 2017 or early 2018.
"Throughout 2016, we remained focused on disciplined cost control and cash management while maintaining the strength of our business lines in order to benefit from improving conditions. We ended the quarter with $210 million in liquidity, up from $194 million at the end of the third quarter, including $120 million in cash and $90 million available on our undrawn revolver.

"For 2017, we have identified a number of growth opportunities and estimate total capital expenditures of $40 to $50 million, with expenditures weighted toward the first half of 2017. While we are increasing investments in our growth, we will continue to carefully manage our liquidity and costs so we can respond to changing market conditions and opportunities that develop," concluded Rich.
Fourth Quarter Review
Parker Drilling's revenues for the 2016 fourth quarter, compared with the 2016 third quarter, decreased 3.3 percent to $94.0 million from $97.2 million. Operating gross margin, excluding depreciation and amortization expense (gross margin) increased 8.0 percent to $13.5 million from $12.5 million and gross margin as a percentage of revenues was 14.4 percent, compared with 12.9 percent for the prior period.
Drilling Services
For the Company’s Drilling Services business, which is comprised of the U.S. (Lower 48) Drilling and the International & Alaska Drilling segments, revenues declined 6.6 percent to $62.3 million from $66.7 million. Gross margin increased 9.1 percent to $10.8 million from $9.9 million, and gross margin as a percentage of revenues was 17.3 percent, compared with 14.8 percent for the prior period. Contracted backlog was $379 million at the end of the fourth quarter compared with $421 million as of September 30, 2016.
U.S. (Lower 48) Drilling
U.S. (Lower 48) Drilling segment revenues were $0.8 million, a 42.9 percent decrease from 2016 third quarter revenues of $1.4 million. Gross margin was a $3.4 million loss as compared with a 2016 third quarter loss of $3.7 million. The decline in revenues was primarily the result of fewer revenue days, and the improvement in gross margin was due to lower costs.
International & Alaska Drilling
International & Alaska Drilling segment revenues were $61.5 million, a 5.8 percent decrease from 2016 third quarter revenues of $65.3 million. Gross margin was $14.2 million, a 4.4 percent increase from 2016 third quarter gross margin of $13.6 million. Gross margin as a percentage of revenues was 23.1 percent as compared with 20.8 percent for the 2016 third quarter. The decrease in revenues was primarily attributable to lower reimbursable activity partially offset by an increase in activity associated with our Atlantic Canada O&M project. The increase in gross margin was primarily the result of lower operating expenses in addition to a benefit associated with the release of a legacy contract related accrual.
Rental Tools Services
Rental Tools Services revenues were $31.7 million, a 3.9 percent increase from 2016 third quarter revenues of $30.5 million. Gross margin was $2.7 million, a 3.8 percent increase from $2.6 million for the 2016 third quarter. Gross margin as a percentage of revenues was 8.5 percent as compared with 8.5 percent in the 2016 third quarter.

U.S. Rental Tools
U.S. Rental tools segment revenues were $16.1 million, compared with $15.0 million for the 2016 third quarter. Gross margin was $4.0 million compared with $4.2 million for the 2016 third quarter. Revenues were up as land based activity outpaced declines in offshore activity. Gross margin declined as a result of bad debt expense.
International Rental Tools
International Rental Tools segment revenues were $15.6 million, compared with $15.5 million for the 2016 third quarter and gross margin was a loss of $1.3 million compared with a loss of $1.7 million for the 2016 third quarter. The improvement in gross margin was due to lower operating expenses.
Consolidated
General and Administrative expense increased to $9.1 million for the 2016 fourth quarter, from $7.4 million for the 2016 third quarter, predominately due to incentive plan adjustments and a $0.9 million charge related to executive departures recorded in the fourth quarter of 2016.
Capital expenditures in the fourth quarter were $8.0 million, and were $29.0 million for the year.
Conference Call
Parker Drilling has scheduled a conference call for 10:00 a.m. Central Time (11:00 a.m. Eastern Time) on Thursday, February 16, 2017, to review reported results.  You may access the call by telephone at (412) 902-0003 and asking for the 2016 Fourth Quarter Conference Call.  The call may also be accessed through the Investor Relations section of the Company's website.  A replay of the call can be accessed on the Company's website for 12 months and will be available by telephone through February 23, 2017, at (201) 612-7415, access code 13653021#.
Cautionary Statement
This press release contains certain statements that may be deemed to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. All statements in this press release other than statements of historical facts addressing activities, events or developments the Company expects, projects, believes, or anticipates will or may occur in the future are forward-looking statements. These statements include, but are not limited to, statements about anticipated future financial or operational results; the outlook for rental tools utilization and rig utilization and dayrates; the results of past capital expenditures; scheduled start-ups of rigs; general industry conditions such as the demand for drilling and the factors affecting demand; competitive advantages such as technological innovation; future operating results of the Company’s rigs, rental tools operations and projects under management; future capital expenditures; expansion and growth opportunities; acquisitions or joint ventures; asset purchases and sales; successful negotiation and execution of contracts; scheduled delivery of drilling rigs or rental equipment for operation; the Company’s financial position; changes in utilization or market share; outcomes of legal proceedings; compliance with credit facility and indenture covenants; and similar matters. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Although the Company believes its expectations stated in this press release are based on reasonable assumptions, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, that could cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to changes in worldwide economic and business conditions, fluctuations in oil and natural gas prices, compliance with existing laws and changes in laws or government regulations, the failure to realize the benefits of, and other risks relating to, acquisitions, the risk of cost overruns, our ability to refinance our debt and other important factors, many of which could adversely affect market conditions, demand for our services, and costs, and all or any one of which could cause actual results to differ materially from those projected. For more information, see “Risk Factors” in the Company’s Annual Report filed on Form 10-K with the Securities and Exchange Commission and other public filings and press releases. Each forward-looking statement speaks only as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
This news release contains non-GAAP financial measures as defined by SEC Regulation G. A reconciliation of each such measure to its most directly comparable U.S. Generally Accepted Accounting Principles (GAAP) financial measure, together with an explanation of why management believes that these non-GAAP financial measures provide useful information to investors, is provided in the following tables.
Company Description
Parker Drilling provides drilling services and rental tools to the energy industry. The Company's Drilling Services business serves operators in the inland waters of the U.S. Gulf of Mexico utilizing Parker Drilling's barge rig fleet and in select U.S. and international markets and harsh-environment regions utilizing Parker-owned and customer-owned equipment. The Company's Rental Tools Services business supplies premium equipment and well services to operators on land and offshore in the U.S. and international markets. More information about Parker Drilling can be found on the Company's website at www.parkerdrilling.com.

Contact: Jason Geach, Vice President, Investor Relations & Corporate Development (+1) (281) 406-2310, jason.geach@parkerdrilling.com.

PARKER DRILLING COMPANY
Consolidated Condensed Balance Sheets
(Dollars in Thousands)

	December 31, 2016	December 31, 2015
	(Unaudited)
ASSETS:
Current Assets
Cash and Cash Equivalents	$119,691	$134,294
Accounts and Notes Receivable, Net	113,231	175,105
Rig Materials and Supplies	32,354	34,937
Deferred Costs	1,436	1,367
Other Current Assets	19,606	21,038
Total Current Assets	286,318	366,741

Property, Plant and Equipment, net	693,439	805,841

Other Assets
Deferred Income Taxes	70,309	139,282
Other Assets	53,485	54,838
Total Other Assets	123,794	194,120

Total Assets	$1,103,551	$1,366,702

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current Liabilities
Accounts Payable and Accrued Liabilities	$102,921	$136,121
Total Current Liabilities	102,921	136,121

Long-Term Debt, net of debt issuance costs	576,326	574,798

Deferred Tax Liability	69,333	68,654

Other Long-Term Liabilities	15,836	18,617

Total Stockholders' Equity	339,135	568,512

Total Liabilities and Stockholders' Equity	$1,103,551	$1,366,702

PARKER DRILLING COMPANY
Consolidated Statement Of Operations
(Dollars in Thousands, Except Per Share Data)
(Unaudited)
			Three Months Ended September 30,
	Three Months Ended December 31,
	2016	2015	2016

Revenues	$94,025	$148,748	$97,189

Expenses:
Operating Expenses	80,529	114,488	84,680
Depreciation and Amortization	33,190	37,720	34,474
	113,719	152,208	119,154
Total Operating Gross Margin	(19,694)	(3,460)	(21,965)

General and Administrative Expense	(9,132)	(6,947)	(7,424)
Provision for Reduction in Carrying Value of Certain Assets	—	(9,268)	—
Gain (Loss) on Disposition of Assets, net	(1,364)	(1,043)	(187)
Total Operating Income (Loss)	(30,190)	(20,718)	(29,576)

Other Income (Expense)
Interest Expense	(11,048)	(11,388)	(11,015)
Interest Income	10	60	9
Other	(1,409)	(6,119)	(351)
Total Other Income (Expense)	(12,447)	(17,447)	(11,357)

Income (Loss) before Income Taxes	(42,637)	(38,165)	(40,933)

Income Tax Expense (Benefit)	6,292	(2,519)	5,295

Net Income (Loss)	(48,929)	(35,646)	(46,228)
Less: Net Income (Loss) Attributable to Noncontrolling Interest	—	—	—
Net Income (Loss) Attributable to Controlling Interest	$(48,929)	$(35,646)	$(46,228)

Income (Loss) per Share - Basic
Net Income (Loss)	$(0.39)	$(0.29)	$(0.37)

Income (Loss) per Share - Diluted
Net Income (Loss)	$(0.39)	$(0.29)	$(0.37)

Number of common shares used in computing earnings per share:
Basic	124,830,473	122,951,598	124,486,848
Diluted	124,830,473	122,951,598	124,486,848

PARKER DRILLING COMPANY
Consolidated Statement Of Operations
(Dollars in Thousands, Except Per Share Data)
(Unaudited)

	Year Ended December 31,
	2016	2015	2014

Revenues	$427,004	$712,183	$968,684

Expenses:
Operating Expenses	362,521	526,290	669,381
Depreciation and Amortization	139,795	156,194	145,121
	502,316	682,484	814,502
Total Operating Gross Margin	(75,312)	29,699	154,182

General and Administrative Expense	(34,332)	(36,190)	(35,016)
Provision for Reduction in Carrying Value of Certain Assets	—	(12,490)	—
Gain (Loss) on Disposition of Assets, Net	(1,613)	1,643	1,054
Total Operating Income (Loss)	(111,257)	(17,338)	120,220

Other Income (Expense)
Interest Expense	(45,812)	(45,155)	(44,265)
Interest Income	58	269	195
Loss on extinguishment of debt	—	—	(30,152)
Other	367	(9,747)	2,539
Total Other Income (Expense)	(45,387)	(54,633)	(71,683)

Income (Loss) before Income Taxes	(156,644)	(71,971)	48,537

Income Tax Expense (Benefit)	74,170	22,313	24,076

Net Income (Loss)	(230,814)	(94,284)	24,461
Less: Net Income (Loss) Attributable to Noncontrolling Interest	—	789	1,010
Net Income (Loss) Attributable to Controlling Interest	$(230,814)	$(95,073)	$23,451

Income (Loss) per Share - Basic
Net Income (Loss)	$(1.86)	$(0.78)	$0.19

Income (Loss) per Share - Diluted
Net Income (Loss)	$(1.86)	$(0.78)	$0.19

Number of common shares used in computing earnings per share:
Basic	124,130,004	122,562,187	121,186,464
Diluted	124,130,004	122,562,187	123,076,648

PARKER DRILLING COMPANY
Selected Financial Data
(Dollars in Thousands)
(Unaudited)

	Three Months Ended			Year Ended December 31,
	December 31,		September 30,	2016	2015	2014
	2016	2015	2016

Revenues:
Drilling Services:
U.S. (Lower 48) Drilling	$848	$3,451	$1,431	$5,429	$30,358	$158,405
International & Alaska Drilling	61,478	95,546	65,307	287,332	435,096	462,513
Total Drilling Services:	62,326	98,997	66,738	292,761	465,454	620,918
Rental Tools Services:
U.S. Rental Tools	16,130	28,734	14,967	71,613	141,889	223,545
International Rental Tools	15,569	21,017	15,484	62,630	104,840	124,221
Total Rental Tools Services	31,699	49,751	30,451	134,243	246,729	347,766
Total Revenues	$94,025	$148,748	$97,189	$427,004	$712,183	$968,684

Operating Expenses:
Drilling Services:
U.S. (Lower 48) Drilling	$4,232	$5,616	$5,112	$19,733	$36,247	$90,314
International & Alaska Drilling	47,307	72,902	51,682	222,824	325,346	368,424
Total Drilling Services:	51,539	78,518	56,794	242,557	361,593	458,738
Rental Tools Services:
U.S. Rental Tools	12,102	15,593	10,746	50,216	77,056	105,353
International Rental Tools	16,888	20,377	17,140	69,748	87,641	105,290
Total Rental Tools Services	28,990	35,970	27,886	119,964	164,697	210,643
Total Operating Expenses	$80,529	$114,488	$84,680	$362,521	$526,290	$669,381

Operating Gross Margin:
Drilling Services:
U.S. (Lower 48) Drilling	$(3,384)	$(2,165)	$(3,681)	$(14,304)	$(5,889)	$68,091
International & Alaska Drilling	14,171	22,644	13,625	64,508	109,750	94,089
Total Drilling Services	10,787	20,479	9,944	50,204	103,861	162,180
Rental Tools Services:
U.S. Rental Tools	4,028	13,141	4,221	21,397	64,833	118,192
International Rental Tools	(1,319)	640	(1,656)	(7,118)	17,199	18,931
Total Rental Tools Services	2,709	13,781	2,565	14,279	82,032	137,123
Total Operating Gross Margin Excluding Depreciation and Amortization	13,496	34,260	12,509	64,483	185,893	299,303
Depreciation and Amortization	(33,190)	(37,720)	(34,474)	(139,795)	(156,194)	(145,121)
Total Operating Gross Margin	$(19,694)	$(3,460)	$(21,965)	$(75,312)	$29,699	$154,182

PARKER DRILLING COMPANY
Adjusted EBITDA (1)
(Dollars in Thousands)
(Unaudited)

	Three Months Ended
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015

Net Income (Loss) Attributable to Controlling Interest	$(48,929)	$(46,228)	$(39,822)	$(95,835)	$(35,646)
Interest Expense	11,048	11,015	12,187	11,562	11,388
Income Tax Expense (Benefit)	6,292	5,295	(913)	63,496	(2,519)
Depreciation and Amortization	33,190	34,474	36,317	35,814	37,720

EBITDA	1,601	4,556	7,769	15,037	10,943

Adjustments:
Other (Income) Expense	1,399	342	326	(2,492)	6,059
(Gain) Loss on Disposition of Assets, net	1,364	187	2	60	1,043
Provision for Reduction in Carrying Value of Certain Assets	—	—	—	—	9,268
Special items (2)	876	—	—	—	1,265

Adjusted EBITDA	$5,240	$5,085	$8,097	$12,605	$28,578

(1) We believe Adjusted EBITDA is an important measure of operating performance because it allows management, investors and others to evaluate and compare our core operating results from period to period by removing the impact of our capital structure (interest expense from our outstanding debt), asset base (depreciation and amortization), remeasurement of foreign currency transactions, tax consequences, impairment and other special items. Special items include items impacting operating expenses that management believes detract from an understanding of normal operating performance. Management uses Adjusted EBITDA as a supplemental measure to review current period operating performance and period to period comparisons. Our Adjusted EBITDA may not be comparable to a similarly titled measure of another company because other entities may not calculate EBITDA in the same manner. EBITDA and Adjusted EBITDA are not measures of financial performance under U.S. Generally Accepted Accounting Principles (GAAP), and should not be considered in isolation or as an alternative to operating income or loss, net income or loss, cash flows provided by or used in operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP.

(2) Special items include:
- For the three months ended December 31, 2015, special items include a $1.3 million write-off of inventory associated with our decision to no longer provide drilling services in Colombia.

- For the three months ended December 31, 2016, special items include $0.9 million of net severance associated with the departure of three executives.

PARKER DRILLING COMPANY
Reconciliation of Adjusted Earnings Per Share
(Dollars in Thousands, Except Per Share Data)
(Unaudited)
	Three Months Ended
	December 31,		September 30,
	2016	2015	2016

Net Income (Loss) Attributable to Controlling Interest	$(48,929)	$(35,646)	$(46,228)
Income (Loss) per Diluted Share	$(0.39)	$(0.29)	$(0.37)

Adjustments:
Sale of investment in joint venture	$—	4,799	—
Provision for reduction in carrying value of certain assets	—	9,268	—
Write-off inventory	—	1,265	—
Valuation allowance	6,772	—	—
Special Items	876	—	—
Total adjustments	7,648	15,332	—
Tax effect of adjustments	—	(3,010)	—
Net adjustments	7,648	12,322	—

Adjusted net income (loss) attributable to controlling interest(1)	$(41,281)	$(23,324)	$(46,228)
Adjusted income (loss) per diluted share(1)	$(0.33)	$(0.19)	$(0.37)

(1) We believe Adjusted Net Income (Loss) Attributable to Controlling Interest and Adjusted Income (Loss) per Diluted Share are useful financial measures for investors to assess and understand operating performance for period to period comparisons. Management views the adjustments to Net Income (Loss) Attributable to Controlling Interest and Income (Loss) per Diluted Share to be items outside of the Company’s normal operating results. Adjusted Net Income (Loss) Attributable to Controlling Interest and Adjusted Income (Loss) per Diluted Share are not measures of financial performance under GAAP, and should not be considered in isolation or as an alternative to Net Income (Loss) or Income (Loss) per Diluted Share.